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                                                                   Exhibit 10.10

                   OPTION CANCELLATION AND RESTRICTED STOCK PLAN AGREEMENT


        This is an Option Cancellation and Restricted Stock Plan Agreement ("Agreement") dated October 20, 1997, among Opto Power Corporation, a Delaware corporation (the "Company"), Spectra-Physics Lasers, Inc., a Delaware corporation ("Spectra-Physics"), and the employee of the Company named on
Schedule 1 attached hereto ("Employee").

                                   Background:

        A. The Company is a wholly-owned subsidiary of Spectra-Physics. Spectra-Physics has authorized and approved this and other substantially similar agreements which together constitute the Spectra-Physics Restricted Stock Plan.

        B. The Company and Employee entered into the Stock Option Plan Agreement listed on Schedule 1 attached hereto (the "Option Agreement") pursuant to which Employee received certain rights, including without limitation rights to purchase common stock of the Company.

        C. Spectra-Physics currently contemplates making a public offering of shares of its common stock ("Common Stock").

        D. The parties desire to terminate the Option Agreement and the rights of Employee thereunder. However, in order to provide Employee with a continued personal stake in the success of its businesses, including that of the Company, Spectra-Physics desires to give Employee the opportunity to own shares of its Common Stock if Spectra-Physics makes a public offering of its Common Stock.


                                     Terms:

        Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.      Termination of Option Agreement

        The Option Agreement and all of Employee's rights and the Company's obligations thereunder are hereby terminated and cancelled, and from and after the date hereof Employee shall have no rights, claims or demands, and the Company shall have no obligations or liabilities, whatsoever under the Option Agreement.

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2.      Payment Amount

        In consideration of Employee's agreement to terminate the Option Agreement, and in further consideration of past services rendered, the Company shall pay Employee an amount (the "Payment Amount") equal to the amount set forth opposite such heading on the attached Schedule 1. The Payment Amount shall be comprised of an initial portion (the "Initial Portion") and/or a deferred portion (the "Deferred Portion") in the amounts set forth opposite such headings on the attached Schedule 1. The Initial Portion shall be paid in cash or by wire transfer upon execution of this Agreement, net of Withholding Taxes (as hereinafter defined). The Deferred Portion shall be paid either in shares of Common Stock or cash as provided in Section 3 below.

3.      Issuance of Restricted Stock; Interest

        (a) If an Initial Public Offering (as hereinafter defined) is consummated on or before December 31, 1998, then concurrent with the consummation of such Initial Public Offering (the date of such consummation being the "IPO Closing Date"), and subject to Employee's compliance with Section 7(c), Employee shall receive that number of shares of Common Stock equal to the Deferred Portion divided by the offering price to the public of such stock as set forth in the prospectus included as part of the registration statement relating to such Initial Public Offering, rounded upward to the nearest whole share (any such shares of Common Stock are hereinafter referred to as "Restricted Stock"). Any shares of Restricted Stock received pursuant hereto will be subject to the restrictions on transfer set forth in Section 5 below. As used in this Agreement, "Initial Public Offering" means an underwritten initial public offering of shares of Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        (b) If an Initial Public Offering is consummated on or after January 1, 1998, then at the time the Deferred Portion is received by Employee pursuant to
Section 3(a) above, the Company shall pay Employee cash in an amount computed as if it were interest on the Deferred Portion at a rate of 7.00% per annum, from January 1, 1998 to the IPO Closing Date, net of Withholding Taxes.

        (c) If an Initial Public Offering is not consummated on or before December 31, 1998, then within three days after that date the Company shall pay Employee in cash or by wire transfer an amount equal to the Deferred Portion, plus cash in an amount computed as if it were interest on the Deferred Portion at a rate of 7.00% per annum from January 1, 1998 to December 31, 1998, net of Withholding Taxes.

4.      Issuance of Certificates

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        Spectra-Physics shall deliver to Employee certificates representing his shares of Restricted Stock promptly after the IPO Closing Date. Upon issuance of such Restricted Stock, Employee shall be the owner of such Restricted Stock for all purposes and will have all corresponding rights, including without limitation the right to vote his Restricted Stock and to receive all dividends and other distributions with respect to the Restricted Stock, except that Employee may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of his Restricted Stock except as provided in Section 5 of this Agreement.

5.      Restrictions on Sale or Transfer of Restricted Stock

        (a) Employee shall not Transfer any shares of his Restricted Stock except as provided in this Section 5.

        (b) If the IPO Closing Date is before July 1, 1998, Employee may Transfer his shares of Restricted Stock as follows: (i) of the Restricted Stock originally issued to Employee ("Original Issue"), 25% may be Transferred beginning six months after the IPO Closing Date; (ii) 50% of the Original Issue (including the 25% already available for Transfer under clause (i) hereof) may be Transferred beginning 12 months after the IPO Closing Date; (iii) 75% of the Original Issue (including the 50% already available for Transfer under clause
(ii) hereof) may be Transferred beginning 18 months after the IPO Closing Date; and (iv) 100% of the Original Issue may be Transferred beginning 24 months after the IPO Closing Date.

        (c) If the IPO Closing Date is on or after July 1, 1998, Employee may Transfer his shares of Restricted Stock as follows: (i) one-third of the Original Issue may be Transferred beginning six months after the IPO Closing Date; (ii) two-thirds of the Original Issue (including the one-third already available for Transfer under clause (i) hereof) may be Transferred beginning 12 months after the IPO Closing Date; and (iii) all of the Original Issue may be Transferred beginning 18 months after the IPO Closing Date.

        (d) With respect to any share of Restricted Stock the Transfer of which is restricted under this Section 5, Employee may not engage in any transaction designed to provide him with substantially the same economic benefit of a Transfer of any share of Restricted Stock so restricted, such as a short sale or a sale of a put option.

        (e) If, prior to the expiration of two years after the IPO Closing Date, Employee desires to Transfer more than 10,000 shares of Restricted Stock (and, provided such Transfer is otherwise permitted by this Section 5), Employee shall give 3 business days prior written notice to the Company describing the manner and circumstances of the proposed Transfer. Thereafter, Employee shall, upon Spectra-Physics' request, cooperate with Spectra-Physics and the underwriters of the Initial Public Offering in all reasonable respects in fashioning transactions or other arrangements that will mitigate the possible negative effects of such Transfer on the trading price of the Common Stock, such as a block trade effected by such underwriters.

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        (f) Employee shall, at the request of the managing underwriter of the
Initial Public Offering, enter into a customary "lock-up" agreement with such underwriter restricting Employee's right to Transfer his Restricted Stock for a period of 180 days following the date of the prospectus included as part of the registration statement declared effective in connection with the Initial Public Offering.

6.      Representations, Warranties and Covenants of Employee

        Employee represents and warrants to, and covenants and agrees with, the Company and Spectra-Physics that:

        (a) Employee has full legal right, power and authority to enter into this Agreement and to perform Employee's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Employee enforceable against Employee in accordance with the terms hereof.

        (b) Any shares of Restricted Stock acquired hereunder will be acquired by Employee for investment, and not with a view to any distribution thereof that would violate the Securities Act, or the applicable state securities laws of any state; and Employee will not distribute any shares of Restricted Stock in violation of the Securities Act or the applicable securities laws of any state.

        (c) Employee understands that any shares of Restricted Stock acquired hereunder will not be registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

        (d) Employee is financially able to hold shares of Restricted Stock for long-term investment, believes that the nature and amount of the securities to be acquired, if any, are consistent with Employee's overall investment program and financial position, and recognizes that there are substantial risks involved in the acquisition of any Restricted Stock hereunder.

        (e) Employee confirms that (i) Employee is familiar with the business of the Company and Spectra-Physics, (ii) Employee has received and has had an opportunity to review a draft of the prospectus to be included in the registration statement to be filed in connection with the Initial Public Offering, (iii) Employee has had the opportunity to ask questions of the officers and directors of the Company and Spectra-Physics and to obtain (and that such Employee has received to its satisfaction) such information about the business and financial condition of the Company and Spectra-Physics as Employee has reasonably requested, and (iv) Employee, either alone or with Employee's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Employee is capable of evaluating the merits and risks of investing in the Restricted Stock.

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        (f) Employee is a resident of the State of Arizona.

        (g) In formulating a decision to enter into this Agreement, Employee has relied solely upon an independent investigation of the Company's and Spectra-Physics' business and upon consultations with Employee's legal and financial advisers with respect to this Agreement; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement.

        (h) Employee agrees that certificates representing shares of Restricted Stock shall be inscribed with the following legends in addition to any other legend required by applicable law:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION BECOMES OR IS AVAILABLE.

           THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN OPTION CANCELLATION AND RESTRICTED STOCK PLAN AGREEMENT DATED OCTOBER ___, 1997 BY AND AMONG THE COMPANY, OPTO POWER CORPORATION AND THE EMPLOYEE SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

7.      Compliance With Laws; Withholding Taxes

        (a) In addition to the Transfer restrictions set forth herein, Employee acknowledges that any Transfer of Restricted Stock is also subject to compliance with applicable federal and state securities laws, including those relating to trading on the basis of material non-public information concerning the Company.

        (b) Payment of the Initial Portion, and payment of the Deferred Portion if paid in cash, shall be net of all Withholding Taxes. As used in this Agreement, "Withholding Taxes" means applicable federal income tax (at 28%), federal Social Security Hospital Insurance (Medicare) tax (at 1.45%) (or, if applicable, the full federal Social Security tax rate (currently 7.65%) applicable to wages not in excess of the wage base (currently $65,400)) and Arizona income tax at the applicable rate.

        (c) Concurrent with the issuance of any Restricted Stock to Employee hereunder, Employee shall remit to the Company in cash all Withholding Taxes, provided that the

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withholding rates used to determine the amount of such payment shall be adjusted as necessary to reflect withholding rates in effect at the time. Spectra-Physics shall not be obligated to deliver to Employee any shares of Restricted Stock unless and until Employee remits such Withholding Taxes as provided in this
Section 7(c).

8.      Agreement Not to Affect Employment Relationship

        This Agreement shall not confer upon Employee any right to continue in the employ or service of the Company.

9.      Miscellaneous

        (a) This Agreement may be modified only by a written document executed by the parties hereto.

        (b) The address of Employee to which notices and other communications shall be given or delivered hereunder shall be the address set forth on the attached Schedule 1 or such other address as Employee may designate in a written notice to the Company. The address of the Company to which notices and other communications shall be given or delivered hereunder shall be 3321 East Global Loop, Tucson, Arizona 85706, Attn.: President, with a copy to Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Building 7, Mountain View, California 94043, Attn.: President, or such other address as the Company or Spectra-Physics may designate in a written notice to Employee.

        (c) The rights and obligations of all parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and permitted assigns. Employee may not assign his rights hereunder without the consent of the other parties hereto.

        (d) The validity, performance, constructions and effect of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

        (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (f) The headings preceding the text of the sections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

        (g) This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.


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        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                            OPTO POWER CORPORATION


                                            By:__________________________
                                               Name:
                                               Title:

                                            SPECTRA-PHYSICS LASERS, INC.


                                            By:__________________________
                                               Name:
                                               Title:


                                            EMPLOYEE


                                            ------------------------------
                                            Name (print):

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                                   SCHEDULE 1

EMPLOYEE INFORMATION:

Name:



Address:




STOCK OPTION PLAN AGREEMENT:



PAYMENT AMOUNT:

Initial Portion:

Deferred Portion:

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